Exhibit 99.2

THE TILE SHOP Announces Plan to delist from NASDAQ, Deregister its common stock, and cancel its third quarter earnings call

MINNEAPOLIS – October 22, 2019 – Tile Shop Holdings, Inc. (Nasdaq: TTS) (the “Company”) today announced that it will voluntarily delist its common stock from the Nasdaq Stock Market, and based upon ownership of its shares by fewer than 300 holders of record, deregister its common stock under the Securities Exchange Act of 1934 and suspend its public reporting obligations.

Cabell Lolmaugh, the Company’s CEO stated,  “We’ve undertaken a thorough and thoughtful review of our cost structure, including costs associated with being a Nasdaq-listed and SEC reporting company.  After careful consideration, our Board of Directors decided to voluntarily delist from Nasdaq and deregister with the SEC as we believe the savings that will benefit our shareholders outweigh the advantages of continuing as a Nasdaq-listed and SEC reporting company.”

The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on or about November 1, 2019 in order to delist from Nasdaq. The Company anticipates that the last day of trading on Nasdaq will be on or about November 8, 2019.  The Company’s common stock may thereafter be eligible for trading on an over-the-counter market, if one or more brokers chooses to make a market for the Company’s common stock; however, there can be no assurances regarding any such trading.

On or about November 12, 2019, the Company intends to file a Form 15 with the SEC, at which time the Company anticipates that its obligations to file periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, will be suspended, and that all requirements associated with being an Exchange Act-registered company, including the requirement to file current and periodic reports, will terminate permanently 90 days thereafter. The Company still intends to file its annual report on Form 10-K for the year ending December 31, 2019.

Further information about the Company’s intention to delist from Nasdaq and deregister its common stock can be found in the Company’s “Frequently Asked Questions Relating to the Proposed Delisting and Deregistration,” which will be filed as an exhibit to the Company’s Form 8-K filed with the SEC today, or on the Company’s website at investors.tileshop.com.

Webcast and Conference Call

The Company also announced that it will not hold its previously scheduled third quarter 2019 earnings call at 9:00 a.m. Eastern Time today, Tuesday, October 22, 2019.

About The Tile Shop

The Tile Shop (Nasdaq:TTS) is a leading specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories in the United States. The Company offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. Each store is outfitted with full-room tiled displays which are enhanced by the complimentary Design Studio, a collaborative platform to create customized 3D design renderings to scale, allowing customers to bring their design ideas to life. The Tile Shop currently operates 141 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These forward looking statements include any statements regarding the Company’s strategic and operational plan, including the intention to delist from Nasdaq and deregister the Company’s common stock, and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.  Investors are referred to the most recent reports filed with the SEC by the Company.

Contacts:

Investors and Media:

Mark Davis

763-852-2978

mark.davis@tileshop.com